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EXHIBIT 10.1

                                                                  EXECUTION COPY
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                           PRIVATE PLACEMENT AGREEMENT

         PRIVATE PLACEMENT AGREEMENT (the "Agreement"), dated as of May 1, 2008, by and between AETHLON MEDICAL, INC., a Nevada corporation (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer"). Capitalized terms used herein and not otherwise defined herein are defined in Section 7 hereof.

                                    WHEREAS:

         Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company 1,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000.00). The 1,000,000 shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares."

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1.   PURCHASE OF COMMON STOCK.

         Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, 1,000,000 shares of Common Stock as follows:

         (a) PURCHASE OF SHARE. Immediately upon the execution hereof, the Buyer shall buy from the Company as of the date hereof 1,000,000 shares of Common Stock for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000.00) or $0.50 per share.

         (b) PAYMENT FOR PURCHASE SHARES. The Buyer shall pay to the Company $500,000.00 as the full and complete aggregate purchase price with respect to the Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Buyer receives such Purchase Shares (with the legend set forth in Section 5(a) hereof and no other legend), if they are received by the Buyer before 2:00 p.m. eastern time or if received by the Buyer after 2:00 p.m. eastern time, the next Business Day. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

         (c) TAXES. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.


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         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

         The Buyer represents and warrants to the Company that as of the date hereof:

         (a) INVESTMENT PURPOSE. The Buyer is entering into this Agreement and acquiring the Purchase Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Purchase Shares for any minimum or other specific term.

         (b) ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         (c) RELIANCE ON EXEMPTIONS. The Buyer understands that the Purchase Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Purchase Shares.

         (d) INFORMATION. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchase Shares that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Purchase Shares involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares.

         (e) NO GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of the investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

         (f) TRANSFER OR SALE. The Buyer understands that: (i) the Purchase Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Purchase Shares to be sold, assigned or transferred without such registration; (ii) any sale of the Purchase Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Purchase Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Purchase Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.


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         (g) VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (h) RESIDENCY. The Buyer is a resident of the State of Illinois.

         (i) NO PRIOR SHORT SELLING. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the Purchase Shares Exchange Act of 1934, as amended (the "1934 Act")) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.


         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

         (a) ORGANIZATION AND QUALIFICATION. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under this Agreement.

         (b) AUTHORIZATION; ENFORCEMENT; VALIDITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Purchase Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transaction contemplated hereby, the issuance and sale of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board of Directors of the Company has approved the resolutions (the "Signing Resolutions") substantially in the form as set forth as EXHIBIT A attached hereto to authorize this Agreement and the transaction contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Buyer a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. No other approvals or consents of the Company's Board of Directors and/or shareholders is necessary under applicable laws and the Company's Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or the transaction contemplated hereby, the issuance and sale of the Purchase Shares.

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         (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 39,240,256 shares are issued and outstanding, none are held as treasury shares, 500,000 shares are reserved for issuance pursuant to the Company's stock option plans of which 467,500 shares remain available for future grants and 29,697,913 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) no shares of Preferred Stock are issued and outstanding.

         (d) ISSUANCE OF PURCHASE SHARES. The sale of the Purchase Shares hereunder has been duly authorized and, upon issuance and payment therefor in accordance with the terms hereof, the Purchase Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

         (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transaction contemplated hereby, the issuance and sale of the Purchase Shares, will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.

         (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since January 1, 2007, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the


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periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) ABSENCE OF CERTAIN CHANGES. Since January 1, 2008, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

         (h) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

         (i) ACKNOWLEDGMENT REGARDING BUYER'S STATUS. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to the transaction contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the transaction contemplated hereby and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Buyer's purchase of the Purchase Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives and advisors.

         (j) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Purchase Shares.

          (k) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

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         (l) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (m) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

         (n) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

         (o) REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         (p) TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         (q) TRANSACTIONS WITH AFFILIATES. None of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

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         (r) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Purchase Shares and the Buyer's ownership of the Purchase Shares.

         (s) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.


         4. COVENANTS.

         (a) FILING OF FORM 8-K AND REGISTRATION STATEMENT. The Company agrees that it shall, within the time required under the 1934 Act file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.

         (b) BLUE SKY. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the sale of the Purchase Shares to the Buyer under this Agreement and (ii) any subsequent sale of the Commitment Shares and any Purchase Shares by the Buyer, in each case, under applicable securities or "Blue Sky" laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.


         5. ISSUANCE WITH LEGEND; REMOVAL OF LEGEND.

         (a) ISSUANCE OF PURCHASE SHARES WITH LEGEND. Immediately upon the execution of this Agreement, the Company shall issue to the Buyer the Purchase Shares by delivery of the letter to its transfer agent in the form of EXHIBIT B attached hereto. The Purchase Shares shall be issued in certificated form and (subject to Section 5(b) hereof) shall bear the following restrictive legend and no other restrictive legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

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Subject to applicable securities law restrictions, the Company hereby represents and warrants to the Buyer that the Purchase Shares shall be unconditionally freely transferable on the books and records of the Company in all respects and at all times.

         (b) REMOVAL OF LEGEND. On or at any time after November 1, 2008 (six months from the date hereof), the Buyer may request that the Company cause its transfer agent to remove any restrictive legend set forth on the Purchase Shares and otherwise cause the Purchase Shares to become free trading shares. Upon receiving such a request, the Company shall promptly cause its transfer agent to remove any restrictive legend on the Purchase Shares. If after ten (10) Business Days from the Buyer's written request, for any reason or for no reason other than the Permitted Reason (as define below), the Company fails to cause its transfer agent to remove any restrictive legend from the Purchase Shares and otherwise make the Purchase Shares freely tradable by the Buyer, the Company shall pay to the Buyer $1,000 per day for each calendar day after the tenth
(10th) Business Day following the Buyer's written request for removal of the restrictive legend as partial compensation to the Buyer for its loss of liquidity in respect of the Purchase Shares. In addition, the Company shall be fully liable to the Buyer for any and all additional losses or damages (including lost profits) that the Buyer may incur as a result of being unable to sell the Purchase Shares. "Permitted Reason" shall mean a legal opinion from Richardson & Patel, LLP addressed to the Buyer and delivered to the Buyer no later than the tenth (10th) Business Day following the Buyer's written request for removal of the restrictive legend, opining that removal of the restrictive legend would not be permitted at that time under Rule 144 of the Securities Act. Such legal opinion shall specify in meaningful detail all facts and legal analysis which form the basis of such legal opinion.


         6. INDEMNIFICATION.

         In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Purchase Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transaction contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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         7. CERTAIN DEFINED TERMS.

         For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "1933 Act" means the Securities Act of 1933, as amended.

         (b) "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         (c) "Business Day" means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

         (d) "Person" means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (e) "Principal Market" means the Nasdaq OTC Bulletin Board.

         (f) "SEC" means the United States Securities and Exchange Commission.

         (g) "Transfer Agent" means the transfer agent of the Company as set forth in Section 8(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.


         8. MISCELLANEOUS.

         (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (e) ENTIRE AGREEMENT. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

         (f) NOTICES. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:
                  Aethlon Medical, Inc.
                  3030 Bunker Hill Street
                  Suite 4000
                  San Diego, CA 92109
                  Telephone:        858-459-7800
                  Facsimile:        858-332-1739
                  Attention:        Chief Executive Officer

         With a copy to:
                  Richardson & Patel, LLP
                  10900 Wilshire Blvd., Suite 500
                  Los Angeles, CA 90024
                  Telephone:        310-208-1182
                  Facsimile:        310-208-1154
                  Attention:        Jennifer Post, Esq.

         If to the Buyer:
                  Fusion Capital Fund II, LLC
                  222 Merchandise Mart Plaza, Suite 9-112
                  Chicago, IL 60654
                  Telephone:        312-644-6644
                  Facsimile:        312-644-6244
                  Attention:        Steven G. Martin

         If to the Transfer Agent:
                  Computershare Trust Company
                  350 Indiana Street, #800
                  Golden, CO 80401
                  Telephone:        (303) 262-0600 ext. 4761
                  Facsimile:        (303) 262-0700
                  Attention:        Sue Barron

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buye. The Buyer may not assign its rights or obligations under this Agreement.

         (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (i) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (l) NO FINANCIAL ADVISOR, PLACEMENT AGENT, BROKER OR FINDER. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

         (m) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (n) REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The Buyer's remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (o) ENFORCEMENT COSTS. If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Buyer, as incurred by the Buyer, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

         (p) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.



                                    * * * * *

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Private Placement Agreement to be duly executed as of the date first written above.



                                             THE COMPANY:
                                             ------------

                                             AETHLON MEDICAL, INC.


                                             By:  /s/ James A. Joyce
                                                  ------------------------------
                                             Name: James A. Joyce
                                             Title: Chief Executive Officer


                                             BUYER:
                                             ------

                                             FUSION CAPITAL FUND II, LLC
                                             BY: FUSION CAPITAL PARTNERS, LLC
                                             BY: SGM HOLDINGS CORP.


                                             By:  /s/ Steven G. Martin
                                                  ------------------------------
                                             Name: Steven G. Martin
                                             Title: President

                                    EXHIBIT A
                                    ---------

                           FORM OF COMPANY RESOLUTIONS
                     FOR SIGNING PRIVATE PLACEMENT AGREEMENT

                          UNANIMOUS WRITTEN CONSENT OF
                              AETHLON MEDICAL, INC.

         The undersigned, being all of the members of the Board of Directors of Aethlon Medical, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority Granted by Section 78.315 of the Nevada General Corporation Law, do hereby adopt the following resolutions by written consent as of April __, 2008:

         WHEREAS, there has been presented to the Board of Directors of the Corporation a draft of the Common Stock Purchase Agreement (the "Private Placement Agreement") by and between the Corporation and Fusion Capital Fund II, LLC ("Fusion"), providing for the purchase by Fusion of Five Hundred Thousand Dollars ($500,000.00) of the Corporation's common stock, par value $0.001 (the "Common Stock"); and

         WHEREAS, after careful consideration of the Private Placement Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transaction contemplated by the Purchase Agreement, the issuance and sale of 1,000,000 shares of Common Stock to Fusion (the "Purchase Shares") for an aggregate purchase price of $500,000.00.

                     APPROVAL OF PRIVATE PLACEMENT AGREEMENT
                     ---------------------------------------

         NOW, THEREFORE, BE IT RESOLVED, that the transaction described in the Private Placement Agreement is hereby approved and James A. Joyce and ___________ (the "Authorized Officers") are severally authorized to execute and deliver the Private Placement Agreement, and any other agreements or documents contemplated thereby, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

                    EXECUTION OF PRIVATE PLACEMENT AGREEMENT
                    ----------------------------------------

         FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Private Placement Agreement providing for the issuance and sale of common stock of the Corporation for an aggregate purchase price of $500,000.00; and

                            ISSUANCE OF COMMON STOCK
                            ------------------------

         FURTHER RESOLVED, that the Corporation is hereby authorized to issue 1,000,000 shares of Common Stock to Fusion Capital Fund II, LLC as the Purchase Shares and that upon issuance of the Purchase Shares pursuant to the Private Placement Agreement, the Purchase Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

                               APPROVAL OF ACTIONS
                               -------------------

         FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreement referred to herein and to perform its obligations under such agreement; and

         FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Board of Directors has executed and delivered this Consent effective as of April __, 2008. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.


         Dated as of April __, 2008

                           DIRECTORS:


                                            __________________________
                                            James A. Joyce



                                            ________________________
                                            Franklyn S. Barry, Jr.

                                            ___________________________
                                            Edward G. Broenniman

                                            ___________________________
                                            Richard H. Tullis

                                    EXHIBIT B
                                    ---------

      FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE PURCHASE
              SHARES AT SIGNING OF THE PRIVATE PLACEMENT AGREEMENT


                              [COMPANY LETTERHEAD]



[DATE]

[TRANSFER AGENT]
__________________
__________________
__________________

Re: Issuance of 1,000,000 Shares to Fusion Capital Fund II, LLC

Dear ________,

On behalf of AETHLON MEDICAL, INC., a Nevada corporation (the "Company"), you are hereby instructed to issue AS SOON AS POSSIBLE 1,000,000 shares of our common stock in the name of FUSION CAPITAL FUND II, LLC. The share certificate should be dated [DATE OF THE COMMON STOCK PURCHASE AGREEMENT]. I have included a true and correct copy of a unanimous written consent executed by all of the members of the Board of Directors of the Company adopting resolutions approving the issuance of these shares. The shares should be issued subject to the following restrictive legend and NO OTHER LEGEND WHATSOEVER:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The share certificate should be sent AS SOON AS POSSIBLE VIA OVERNIGHT MAIL to the following address:

                           Fusion Capital Fund II, LLC
                           222 Merchandise Mart Plaza, Suite 9-112
                           Chicago, IL 60654
                           Attention: Steven Martin

Thank you very much for your help. Please call me at ______________ if you have any questions or need anything further.

AETHLON MEDICAL, INC., a Nevada corporation


BY:_____________________________
         [name]
         [title]